Exhibit 99.1

CONTACTS:
Tapestry, Inc.
Analysts and Investors:
Christina Colone
Global Head of Investor Relations
212/946-7252
ccolone@tapestry.com
Media:
Jennifer Leemann
Global Head of Communications
212/631-2797
jleemann@tapestry.com

TAPESTRY, INC. REPORTS FISCAL 2026 FOURTH QUARTER AND FULL YEAR RESULTS

Achieved Tapestry Investor Day Revenue, Operating Margin, and EPS Targets
Two Years Ahead of Plan

•	Delivered Fourth Quarter Revenue of $1.9 Billion, an Increase of 9% Versus Prior Year or 11% on a Pro Forma Constant Currency Basis, led by a 15% (+14% Constant Currency) Growth at Coach Brand

•	Achieved Annual Revenue of $8.0 Billion in Fiscal 2026, an Increase of 14% Versus Prior Year or 17% on a Pro Forma Constant Currency Basis, Driven by 24% (+23% Constant Currency) Growth at Coach Brand

•	Expanded Gross Margin and Operating Margin Versus Prior Year in Both Q4 and Fiscal 2026, Exceeding Guidance

•	Achieved Q4 GAAP Diluted EPS of $1.68 and Non-GAAP Diluted EPS of $1.32; Delivered Full Year GAAP Diluted EPS of $7.27 and Non-GAAP Diluted EPS of $7.05, Outperforming Guidance

•	Returned $1.7 Billion to Shareholders in Fiscal 2026 Through Dividends and Share Repurchases

•	Board of Directors Approves 16% Dividend Increase

•	Initiates Fiscal 2027 Outlook for Mid-Single Digit Revenue Growth, Continued Operating Margin Expansion, and Low-Double-Digit EPS Growth, Consistent with Long-Term Commitments

Link to Download Tapestry’s Q4 and Fiscal Year Earnings Presentation, Including Brand Highlights

10 HUDSON YARDS, NEW YORK, NY 10001 TELEPHONE 212 594 1850  FAX 212 594 1682  WWW.TAPESTRY.COM

New York, August 13, 2026 – Tapestry, Inc. (NYSE: TPR), a house of iconic accessories and lifestyle brands, consisting of Coach and Kate Spade New York, today reported results for the fiscal fourth quarter and full year ended June 27, 2026.

Joanne Crevoiserat, Chief Executive Officer of Tapestry, Inc., commented:

“Our fourth quarter outperformance capped a year of strong growth, as we meaningfully exceeded expectations and achieved key financial commitments we established at our Investor Day two years ahead of plan.

Our success is by design, demonstrating the power of our Amplify strategy. Through intentional choices, disciplined execution, and an unwavering focus on the consumer, we have built a stronger, more focused organization. These strengths enable us to deliver creativity, value, and relevance at scale, deepening our connections with consumers globally. We are confident our advantages will continue to compound, driving durable growth and long-term shareholder value.”

Tapestry, Inc. Fiscal 2026 Fourth Quarter and Full Year Financial Highlights (Unaudited) – in USD millions except per share data

	Quarter Ended				Year Ended
	June 27, 2026	June 28, 2025	Change	Constant Currency % Change	June 27, 2026	June 28, 2025	Change	Constant Currency % Change

Net sales	1,876.6	1,723.2	9%	8%	8,004.2	7,010.7	14%	13%
Pro Forma Net sales[1]	1,876.6	1,677.7	12%	11%	7,989.6	6,795.6	18%	17%

Gross profit	1,563.6	1,315.1	19%		6,229.0	5,288.9	18%
Gross margin	83.3%	76.3%	700 bps		77.8%	75.4%	240 bps
Non-GAAP Gross profit[2]	1,465.4	1,315.1	11%		6,123.1	5,288.9	16%
Non-GAAP Gross margin[2]	78.1%	76.3%	180 bps		76.6%	75.4%	120 bps

Operating income (loss)	442.3	(583.5)	NM		1,914.4	415.0	NM
Operating margin	23.6%	(33.9%)	NM		23.9%	5.9%	NM
Non-GAAP Operating income (loss)[2]	362.0	288.6	25%		1,865.8	1,399.5	33%
Non-GAAP Operating margin[2]	19.3%	16.8%	250 bps		23.4%	20.0%	340 bps

Earnings (loss) per diluted share	1.68	(2.49)	NM		7.27	0.82	NM
Non-GAAP Earnings (loss) per diluted share[2]	1.32	1.04	28%		7.05	5.10	38%

1 Pro forma Net sales and related growth rates exclude Net sales of the Stuart Weitzman Business on a reported and constant currency basis, in both periods presented. Refer to Schedule 2.
2 Refer to Schedule 3 for reconciliation between GAAP and Non-GAAP measures.

Summary of Pro Forma Revenue Information (Unaudited) – in USD millions

		% Change			% Change
	Quarter Ended June 27, 2026	Reported	Constant Currency	Year Ended June 27, 2026	Reported	Constant Currency
Brand
Coach	1,641.5	15%	14%	6,914.7	24%	23%
Kate Spade	235.1	(7)%	(7)%	1,074.9	(10)%	(11)%

Region
North America	1,148.2	7%	7%	5,034.1	15%	15%
Greater China[2]	352.2	33%	28%	1,396.6	38%	35%
Japan	105.0	(11)%	(4)%	465.7	(10)%	(7)%
Other Asia[2]	109.0	26%	22%	441.6	16%	13%
Europe	122.6	22%	19%	525.4	29%	23%
Other[2]	39.6	7%	7%	126.2	7%	7%
Tapestry Pro Forma[1]	1,876.6	12%	11%	7,989.6	18%	17%

1 Pro forma Net sales and related growth rates exclude Net sales of the Stuart Weitzman Business on a reported and constant currency basis. Refer to Schedule 2.
2 Refer to “About Tapestry, Inc.” section below for countries included within each region.

Tapestry, Inc. Strategic Highlights

Tapestry advanced its Amplify growth strategy, which is focused on four key pillars that underpin durable growth:

•	Build Emotional Connection with Consumers
•	Fuel Fashion Innovation and Product Excellence
•	Deliver Compelling Experiences to Drive Global Growth
•	Ignite the Power of our People

This strategy is driving the Company’s results today and continues to expand its competitive advantages into the future.

Highlights from the fiscal fourth quarter and full year 2026 included:

•
Drove strong new customer acquisition globally, welcoming over 2.5 million new consumers in Q4 and approximately 11.0 million in FY26, with approximately 35% of new customers Gen Z; at the same time, increased engagement among existing customers, reflecting broad consumer appeal and enduring customer relationships;

•
Achieved growth in the core leathergoods offering, led by strong handbag revenue gains at Coach, where handbag AUR increased at a mid-teens percentage rate in both Q4 and FY26; for the full year, leathergoods outperformance was driven by a combination of AUR and unit growth, underscoring the brand’s desirability, innovation, and value proposition while demonstrating diversified drivers of growth;

•
Delivered broad-based growth across key regions, gaining market share, and expanding the overall category. On a pro forma constant currency basis, North America revenue grew 7% in the fourth quarter and 15% for the full year. Europe revenue grew 19% in the fourth quarter and 23% for the full year. Total APAC revenue grew 19% in both the fourth quarter and the full year. Within APAC, Greater China revenue grew 28% in the fourth quarter and 35% for the full year. Coach delivered double-digit revenue growth in every quarter of FY26, including 14% in the fourth quarter and 23% for the full year;

•
Drove double-digit Direct-to-Consumer revenue growth on a pro forma constant currency basis, with Direct-to-Consumer revenue increasing 11% in the fourth quarter and 16% for the full year. Digital revenue grew at a mid-single-digit rate in the fourth quarter and at a high-teens rate for the full year, while store revenue increased at a mid-teens rate in both the quarter and the full year. Profitability increased across all channels, reflecting the strength of Tapestry's data-driven, agile operating model.

Overall, Tapestry delivered double-digit top- and bottom-line growth in both the quarter and full year, demonstrating the durability of its competitive advantages and reinforcing its ability to drive sustainable growth and long-term value creation.

Shareholder Return Programs

In Fiscal 2026, the Company returned $1.7 billion to shareholders through its dividend and share repurchase programs:

•	Dividend: The Company returned $326 million to shareholders at an annual dividend of $1.60 per share in Fiscal 2026.

•	Share Repurchases: Tapestry bought back $1.35 billion in common stock in Fiscal 2026, repurchasing approximately 11.5 million shares at an average share price of approximately $118.

Given Tapestry's strong financial position, significant free cash flow generation, and outlook for continued growth, the Company expects to return approximately $1.7 billion to shareholders in Fiscal 2027 through its capital return programs:

•
Dividend: The Board of Directors approved a 16% increase to the Company’s dividend, with a quarterly cash dividend of $0.4625 per common share payable on September 21, 2026 to shareholders of record as of close of business on September 4, 2026 for an anticipated annual dividend rate of $1.85 per share.

•	Share Repurchases: Tapestry expects to buy back $1.35 billion in common stock in the fiscal year under its existing share repurchase authorization.

Non-GAAP Reconciliation

During the fiscal fourth quarter of 2026, Tapestry recorded certain items that increased operating income by $80 million, net income by $74 million, and diluted earnings per share by $0.36.  For the full year, Tapestry recorded certain items that increased operating income by $49 million, net income by $46 million, and diluted earnings per share by $0.22. These items included International Emergency Economic Powers Act (“IEEPA”) tariff refunds, distribution network optimization initiatives, Organization Efficiency costs, and the divestiture of Stuart Weitzman.

Please refer to the Financial Schedules included herein for a full reconciliation of the Company’s reported GAAP to non-GAAP results.

Overview of Fiscal 2026 Fourth Quarter Financial Results

•
Net sales totaled $1.88 billion, increasing 9% on a reported basis and 8% on a constant currency basis. Excluding Stuart Weitzman, pro forma net sales increased 12% on a reported basis and 11% on a constant currency basis.

•
Gross profit totaled $1.56 billion on a GAAP basis compared to $1.32 billion in the prior year. On a non-GAAP basis, gross profit totaled $1.47 billion, while gross margin was 78.1%, representing an expansion of 180 basis points versus prior year, driven by operational improvements of approximately 170 basis points as well as a favorable impact from the divestiture of Stuart Weitzman of 60 basis points, partially offset by a negative tariff and duty impact of 60 basis points.

•
SG&A expenses totaled $1.12 billion on a GAAP basis compared to $1.90 billion in the prior year. On a non-GAAP basis, SG&A expenses totaled $1.10 billion, representing 58.8% of sales or leverage of 80 basis points versus the prior year, including a 130-basis point increase in marketing investment.

•
Operating income was $442 million on a GAAP basis, compared to the prior year operating loss of $583 million. On a non-GAAP basis, operating income was $362 million, an increase of 25% versus the prior year, while operating margin was 19.3%, representing an expansion of 250 basis points versus the prior year, including a 50-basis point favorable impact from the divestiture of Stuart Weitzman.

•	Net interest expense was $12 million versus prior year net interest expense of $15 million.

•	Other expense was $2 million versus other income of $4 million in the prior year.

•	Tax rate was 18.9% on a GAAP basis and 21.3% on a non-GAAP basis versus the prior year tax rate of 12.9% on a GAAP basis and 19.9% on a non-GAAP basis.

•	Earnings per diluted share was $1.68 on a GAAP basis compared to $(2.49) in the prior year. Non-GAAP EPS was $1.32, an increase of 28% versus the prior year.

Overview of Fiscal 2026 Full Year Financial Results

•
Net sales totaled $8.00 billion, increasing 14% on a reported basis and 13% on a constant currency basis. Excluding Stuart Weitzman, pro forma net sales increased 18% on a reported basis and 17% on a constant currency basis.

•
Gross profit totaled $6.23 billion on a GAAP basis compared to $5.29 billion in the prior year. On a non-GAAP basis, gross profit totaled $6.12 billion, while gross margin was 76.6%, representing expansion of 120 basis points versus the prior year, driven by operational improvements of approximately 200 basis points as well as a favorable impact from the divestiture of Stuart Weitzman of 60 basis points, partially offset by a negative tariff and duty impact of 130 basis points.

•
SG&A expenses totaled $4.31 billion on a GAAP basis compared to $4.87 billion in the prior year. On a non-GAAP basis, SG&A expenses totaled $4.26 billion, representing 53.3% of sales, or leverage of approximately 210 basis points versus the prior year, including a 140-basis point increase in marketing investment.

•
Operating income was $1.91 billion on a GAAP basis compared to $415 million in the prior year.  On a non-GAAP basis, operating income was $1.87 billion, an increase of 33% versus the prior year, while operating margin was 23.4%, representing expansion of approximately 340 basis points versus the prior year, including an 80-basis point favorable impact from the divestiture of Stuart Weitzman.

•	Net interest expense was $55 million, compared to prior year net interest expense of $85 million on a GAAP basis and $25 million on a non-GAAP basis.

•	Other income was $1 million versus $7 million in the prior year.

•	Tax rate was 17.9% on a GAAP basis and 18.2% on a non-GAAP basis versus the prior year tax rate of 15.2% on a GAAP basis and 17.8% on a non-GAAP basis.

•	Earnings per diluted share was $7.27 on a GAAP basis compared to $0.82 in the prior year. Non-GAAP EPS was $7.05, up 38% versus the prior year.

Balance Sheet and Cash Flow Highlights

•
Cash, cash equivalents and short-term investments totaled $1.15 billion and total borrowings outstanding were $2.38 billion.  The Company’s leverage ratio, based on gross debt to adjusted EBITDA, was 1.1x as of the end of the fiscal year.

•	Inventory was $826 million versus prior year ending inventory of $861 million.

•
Cash flow from operating activities for the fiscal year was an inflow of $1.98 billion compared to an inflow of $1.22 billion in the prior year. Adjusted free cash flow for the fiscal year was an inflow of $1.86 billion compared to an inflow of $1.35 billion in the prior year.

•	CapEx and implementation costs related to Cloud Computing for the fiscal year were $217 million versus $153 million a year ago.

Financial Outlook

Tapestry is initiating its Fiscal 2027 outlook, which is provided on a non-GAAP and comparable 52-week versus 52-week basis:

•
Revenue of $8.4 billion to $8.5 billion, representing mid-single digit growth on a nominal and constant currency basis versus the prior year.  Foreign currency is expected to be a 40 basis point benefit to revenue growth in the fiscal year;

•	Operating margin expansion of approximately 50 basis points versus prior year;

•	Net interest expense of approximately $55 million;

•	Tax rate of approximately 18.5%;

•	Weighted average diluted share count of approximately 203 million;

•	Earnings per diluted share of $7.80 to $7.90, representing low-double-digit growth versus prior year;

•	Adjusted free cash flow approaching $1.7 billion, including CapEx and Cloud Computing costs of $300 million or approximately 3% to 4% of revenue.

This outlook is consistent with the Company’s long-term commitment to deliver mid-single-digit revenue growth and low-double-digit EPS growth, as provided at its September 2025 Investor Day.

In addition, for the first fiscal quarter of 2027, the Company expects:

•
Revenue growth of high-single-digits on a nominal and constant currency basis versus prior year pro forma revenue.  Foreign currency is expected to be a 30 basis point benefit to revenue growth in the fiscal quarter;

•	Earnings per diluted share of approximately $1.55, representing low-teens growth versus prior year.

Please note the Company’s non-GAAP outlook:

•
Excludes the impact of the 53rd week in Fiscal 2027, which is expected to contribute an additional percentage point to annual revenue growth and have a neutral impact on operating margin for the full fiscal year;

•	Embeds a mid-20% tariff rate on U.S. inventory receipts in Fiscal 2027, resulting in a neutral net impact from tariffs year-over-year;

•	Embeds current global tax policies, including the impact of OECD Pillar Two guidance;

•	Includes foreign currency exchange rates using spot rates at the time of forecast;

•	Assumes no material worsening of inflationary pressures or consumer confidence.

Given the dynamic nature of these and other external factors, financial results could differ materially from the outlook provided.

Financial Outlook - Non-GAAP Adjustments:

The Company is not able to provide a full reconciliation of the non-GAAP financial measures to GAAP presented in this release and on the Company’s conference call because certain material items that impact these measures have not yet occurred and cannot be reasonably estimated at this time. Accordingly, a reconciliation of the Company’s non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

Conference Call Details

The Company will host a conference call to review these results at 8:00 a.m. (ET) today, August 13, 2026.  Interested parties may listen to the conference call via live webcast by accessing www.tapestry.com/investors or calling 1-866-847-4217 or 1-203-518-9845 and providing the Conference ID 2814927.  A telephone replay will be available starting at 12:00 p.m. (ET) today for a period of five business days. To access the telephone replay, call 1-800-283-4641 or 1-402-220-0851. A webcast replay of the earnings conference call will also be available for five business days on the Tapestry website.  In addition, presentation slides have been posted to the Company’s website at www.tapestry.com/investors.

Upcoming Events

The Company expects to report fiscal 2027 first quarter results on Thursday, November 5, 2026.

To receive notification of future announcements, please register at www.tapestry.com/investors ("Subscribe to E-Mail Alerts").

About Tapestry, Inc.

Our global house of iconic accessories and lifestyle brands unites the magic of Coach and Kate Spade New York. Together, we stretch what’s possible – advancing brands further than they could go alone, expanding their reach to new geographies and generations. Inspired by our consumers, we create experiences and products that build lasting brand love and elevate everyday life. To learn more about Tapestry, please visit www.tapestry.com. For important news and information regarding Tapestry, visit the Investor Relations section of our website at www.tapestry.com/investors. In addition, investors should continue to review our news releases and filings with the SEC. We use each of these channels of distribution as primary channels for publishing key information to our investors, some of which may contain material and previously non-public information. The Company’s common stock is traded on the New York Stock Exchange under the symbol TPR.

This information made available in this press release may contain forward-looking statements based on management's current expectations. Forward-looking statements include, but are not limited to, the statements under  “Financial Outlook,” statements regarding long-term performance, statements regarding the Company’s capital deployment plans, including anticipated annual dividend rates and share repurchase plans, and statements that can be identified by the use of forward-looking terminology such as "may," “can,” “could,” “if,” "continue," “assumes,” “embed,” “compound,” “sustainable,” “contribute,” “differ,” "should," "expect," “confidence,” “trends,” “anticipate,” "estimate," “future,” “plan,” “potential,” “position,” “create,” “build,” “fuel,” “deliver,” “ignite,” “grow,” “believe,” “will,” “would,” “uncertain,” “achieve,” “strategic,”  “growth,” "guidance," "forecast," “outlook,” “commit,” “innovation,” “drive,” “leverage,” “generate,” “effort,”  “approaching,” “expanding,” “enduring,” “long-term,” “durable growth,” “Amplify strategy,” “we stretch what’s possible,” similar expressions, and variations or negatives of these words. They include, without limitation, statements regarding future anticipated capital expenditures. Future results may differ materially from management's current expectations, based upon a number of important factors, including risks and uncertainties such as economic conditions, recession and inflationary measures, the impact of international trade disputes and the risks associated with potential changes to international trade and policy agreements, including the imposition or threat of imposition of new or increased tariffs or retaliatory tariffs implemented by countries where our manufacturers are located as well as the imposition of additional duties on the products we import, risks associated with operating in international markets, including currency fluctuations and changes in economic or political conditions in the markets where we sell or source our products, the ability to anticipate consumer preferences and retain the value of our brands and respond to changing fashion and retail trends in a timely manner, including our ability to execute on our e-commerce and digital strategies, the impact of tax and other legislation, the ability to successfully implement the initiatives under our Amplify growth strategy, the effect of existing and new competition in the marketplace, our ability to successfully identify and implement any sales, acquisitions or strategic transactions on attractive terms or at all, our ability to achieve intended benefits, cost savings and synergies from acquisitions, our ability to control costs, the effect of seasonal and quarterly fluctuations on our sales or operating results,  the risks associated with cyber security threats, privacy or data security breaches, and the development, use, governance and regulation of artificial intelligence technologies, our ability to satisfy our outstanding debt obligations or incur additional indebtedness, the risks associated with climate change and other corporate responsibility issues, our ability to protect against infringement of our trademarks and other proprietary rights, and the impact of pending and potential future legal proceedings, etc. In addition, purchases of shares of the Company’s common stock will be made subject to market conditions and at prevailing market prices. Please refer to the Company’s latest Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission for a complete list of risks and important factors. The Company assumes no obligation to revise or update any such forward-looking statements for any reason, except as required by law.

Management utilizes non-GAAP and constant currency measures to conduct and evaluate its business during its regular review of operating results for the periods affected and to make decisions about Company resources and performance. The Company believes presenting these non-GAAP measures, which exclude items affecting comparability, is useful to investors and others in evaluating the Company’s ongoing operating and financial results in a manner that is consistent with management’s evaluation of business performance and in understanding how such results compare with the Company’s historical performance. Additionally, the Company believes presenting these metrics on a constant currency basis will help investors and analysts to understand the effect of significant year-over-year foreign currency exchange rate fluctuations on these performance measures and provide a framework to assess how business is performing and expected to perform excluding these effects.

The Company reports information in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). The Company's management does not, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Further, the non-GAAP measures utilized by the Company may be unique to the Company, as they may be different from non-GAAP measures used by other companies.

The Company operates on a global basis and reports financial results in U.S. dollars in accordance with GAAP. Percentage increases/decreases in net sales for the Company and each segment have been presented both including and excluding currency fluctuation effects from translating foreign-denominated sales into U.S. dollars and compared to the same periods in the prior quarter and fiscal year. The Company calculates constant currency net sales results by translating current period net sales in local currency using the prior year period’s currency conversion rate. Due to the sale of Stuart Weitzman on August 4, 2025, the Company presents Pro forma sales and related growth rates, which exclude Stuart Weitzman’s Net sales from both the current and prior year periods. In the Summary of Pro Forma Revenue Information table, Greater China includes mainland China, Taiwan, Hong Kong SAR, and Macao SAR. Other Asia includes Australia, Malaysia, South Korea, Singapore, and other countries primarily within Asia. Other primarily represents royalties earned from the Company's licensing partners and sales in the Middle East.

The Company presents certain non-GAAP measures, including segment operating income (loss), segment SG&A expenses, segment gross profit, SG&A expense ratio, operating margin, Operating Income (loss), Loss on extinguishment of debt, Interest expense, Other expense (income), Provision for income taxes, Net income (loss) and Net Income (loss) per diluted common share, which exclude items affecting comparability such as acquisition and divestiture costs, organizational efficiency costs, IEEPA tariff refunds, distribution network optimization costs and impairment, as applicable. A reconciliation to the most directly comparable GAAP measures is provided in the tables accompanying this release.

The Company also presents Adjusted Free Cash Flow, which is a non-GAAP measure, and is calculated as Net cash provided by (used in) operating activities less Purchases of property and equipment, adjusted for the cash impacts of Items affecting comparability included in operating cash flows related to Acquisition and Divestiture Costs, Organizational Efficiency Costs, IEEPA tariff refunds and Distribution Network Optimization Costs, and Changes in operating assets and liabilities of items affecting comparability. The Company believes that Adjusted Free Cash Flow is an important liquidity measure of the cash that is available after capital expenditures for operational expenses, investment in our business and items affecting comparability. The Company believes that Adjusted Free Cash Flow is useful to investors because it measures the Company’s ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet, invest in future growth and return capital to stockholders.

The Company also presents Leverage Ratio, which is a non-GAAP metric, and is calculated as total debt, which includes Current debt and Long-term debt, divided by Adjusted EBITDA for the trailing twelve months. Adjusted EBITDA is calculated as Net Income (Loss), excluding: Interest expense, net; Provision for income taxes; Depreciation and amortization; Cloud computing amortization; Share-based compensation; and Items affecting comparability including Acquisition and Divestiture Costs, Organizational Efficiency Costs, IEEPA tariff refunds and Distribution Network Optimization Costs. The Company believes that the Leverage Ratio is an important metric to assess the strength of our balance sheet and credit quality and demonstrates our commitment to maintaining an investment-grade credit rating.

Schedule 1: Consolidated Statements of Operations

TAPESTRY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Quarter and Year Ended June 27, 2026 and June 28, 2025
(in millions, except per share data)
	(unaudited)		(unaudited)	(audited)
	QUARTER ENDED		YEAR ENDED
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025

Net sales	$1,876.6	$1,723.2	$8,004.2	$7,010.7
Cost of sales	313.0	408.1	1,775.2	1,721.8
Gross profit	1,563.6	1,315.1	6,229.0	5,288.9
Selling, general and administrative expenses	1,121.3	1,898.6	4,314.6	4,873.9
Operating income (loss)	442.3	(583.5)	1,914.4	415.0
Loss on extinguishment of debt	—	—	—	120.1
Interest expense, net	11.9	14.8	55.2	85.4
Other expense (income)	1.6	(4.3)	(1.4)	(6.6)
Income (loss) before provision for income taxes	428.8	(594.0)	1,860.6	216.1
Provision (benefit) for income taxes	81.0	(76.9)	332.9	32.9
Net income (loss)	$347.8	$(517.1)	$1,527.7	$183.2
Net income (loss) per share:
Basic	$1.73	$(2.49)	$7.49	$0.84
Diluted	$1.68	$(2.49)	$7.27	$0.82
Shares used in computing net income (loss) per share:
Basic	201.5	207.8	204.0	216.8
Diluted	207.1	207.8	210.2	222.5

Schedule 2:  Detail to Net Sales

TAPESTRY, INC.
DETAIL TO NET SALES
For the Quarter and Year Ended June 27, 2026 and June 28, 2025
(in millions)
(unaudited)
	QUARTER ENDED
	June 27, 2026	June 28, 2025	% Change	Constant Currency % Change

Coach	$1,641.5	$1,425.1	15%	14%
Kate Spade	235.1	252.6	(7)%	(7)%
Stuart Weitzman	—	45.5	NM	NM
Total Tapestry	$1,876.6	$1,723.2	9%	8%
Total Tapestry Pro Forma[1]	$1,876.6	$1,677.7	12%	11%

	YEAR ENDED
	June 27, 2026	June 28, 2025	% Change	Constant Currency % Change

Coach	$6,914.7	$5,598.5	24%	23%
Kate Spade	1,074.9	1,197.1	(10)%	(11)%
Stuart Weitzman	14.6	215.1	(93)%	(93)%
Total Tapestry	$8,004.2	$7,010.7	14%	13%
Total Tapestry Pro Forma[1]	$7,989.6	$6,795.6	18%	17%

1  Pro Forma Net sales and related growth rates exclude Net sales of the Stuart Weitzman Business on a reported and constant currency basis.

Schedules 3 & 4: Consolidated Segment Data and GAAP to Non-GAAP Reconciliation

TAPESTRY, INC.
GAAP TO NON-GAAP RECONCILIATION
(in millions, except per share data)
(unaudited)
	For the Quarter Ended June 27, 2026						For the Year Ended June 27, 2026
	Items Affecting Comparability						Items Affecting Comparability
	GAAP Basis (As Reported)	Acquisition and Divestiture Costs (*)	Organizational Efficiency Costs (**)	IEEPA Tariff Refund (***)	Distribution Network Optimization Costs (****)	Non-GAAP Basis (Excluding Items)	GAAP Basis (As Reported)	Acquisition and Divestiture Costs (*)	Organizational Efficiency Costs (**)	IEEPA Tariff Refund (***)	Distribution Network Optimization Costs (****)	Non-GAAP Basis (Excluding Items)

Gross Profit
Coach	1,378.2	—	—	66.0	—	1,312.2	5,512.2	—	—	66.0	—	5,446.2
Kate Spade	185.4	—	—	32.2	—	153.2	709.1	—	—	32.2	—	676.9
Stuart Weitzman[1]	—	—	—	—	—	—	7.7	7.7	—	—	—	—
Gross profit	$1,563.6	$—	$—	$98.2	$—	$1,465.4	$6,229.0	$7.7	$—	$98.2	$—	$6,123.1

SG&A expenses
Coach	766.1	—	—	—	—	766.1	2,971.0	—	1.3	—	—	2,969.7
Kate Spade	196.6	—	5.9	—	8.6	182.1	719.1	—	6.4	—	8.6	704.1
Stuart Weitzman	—	—	—	—	—	—	8.7	8.7	—	—	—	—
Corporate	158.6	—	2.3	(0.1)	1.2	155.2	615.8	9.9	21.3	(0.1)	1.2	583.5
SG&A expenses	$1,121.3	$—	$8.2	$(0.1)	$9.8	$1,103.4	$4,314.6	$18.6	$29.0	$(0.1)	$9.8	$4,257.3

Operating income (loss)
Coach	612.1	—	—	66.0	—	546.1	2,541.2	—	(1.3)	66.0	—	2,476.5
Kate Spade	(11.2)	—	(5.9)	32.2	(8.6)	(28.9)	(10.0)	—	(6.4)	32.2	(8.6)	(27.2)
Stuart Weitzman	—	—	—	—	—	—	(1.0)	(1.0)	—	—	—	—
Corporate	(158.6)	—	(2.3)	0.1	(1.2)	(155.2)	(615.8)	(9.9)	(21.3)	0.1	(1.2)	(583.5)
Operating income (loss)	$442.3	$—	$(8.2)	$98.3	$(9.8)	$362.0	$1,914.4	$(10.9)	$(29.0)	$98.3	$(9.8)	$1,865.8

Interest expense, net	11.9	—	—	—	—	11.9	55.2	(0.1)	—	—	—	55.3
Other (income) expense	1.6	—	—	—	—	1.6	(1.4)	0.1	—	—	—	(1.5)

Provision for income taxes	81.0	—	(0.8)	8.3	(0.8)	74.3	332.9	(0.8)	(3.8)	8.3	(0.8)	330.0
Net income (loss)	$347.8	$—	$(7.4)	$90.0	$(9.0)	$274.2	$1,527.7	$(10.1)	$(25.2)	$90.0	$(9.0)	$1,482.0
Net income (loss) per diluted common share	$1.68	$—	$(0.03)	$0.43	$(0.04)	$1.32	$7.27	$(0.05)	$(0.12)	$0.43	$(0.04)	$7.05

1 For the year ended June 27, 2026, prior to the completion of the sale on August 4, 2025, Stuart Weitzman Net sales were $14.6 million and Cost of sales were $6.9 million.
(*) Relates to costs incurred by the Company in connection with the divestiture of the Stuart Weitzman Business.
(**) Relates to organizational efficiency costs, primarily related to technology costs and severance costs.
(***) Relates to recognized refunds of IEEPA tariffs which were related to products sold in fiscal 2026 net of estimated liabilities.
(****) Relates primarily to costs to transition from our Ohio fulfillment center to a third-party facility in Pennsylvania.
TAPESTRY, INC.
GAAP TO NON-GAAP RECONCILIATION
(in millions, except per share data)
(unaudited)
	For the Quarter Ended June 28, 2025					For the Year Ended June 28, 2025
	Items Affecting Comparability					Items Affecting Comparability
	GAAP Basis (As Reported)	Acquisition and Divestiture Costs (*)	Organizational Efficiency Costs (**)	Impairment (***)	Non-GAAP Basis (Excluding Items)	GAAP Basis (As Reported)	Acquisition and Divestiture Costs (*)	Organizational Efficiency Costs (**)	Impairment (***)	Non-GAAP Basis (Excluding Items)

Gross Profit
Coach	1,119.6	—	—	—	1,119.6	4,372.5	—	—	—	4,372.5
Kate Spade	171.6	—	—	—	171.6	798.0	—	—	—	798.0
Stuart Weitzman	23.9	—	—	—	23.9	118.4	—	—	—	118.4
Gross profit	$1,315.1	$—	$—	$—	$1,315.1	$5,288.9	$—	$—	$—	$5,288.9

SG&A expenses
Coach	671.9	—	0.8	—	671.1	2,497.2	—	0.8	—	2,496.4
Kate Spade	1,035.8	—	2.9	854.8	178.1	1,567.2	—	5.7	854.8	706.7
Stuart Weitzman	25.3	—	—	—	25.3	133.8	0.6	—	—	133.2
Corporate	165.6	5.1	8.5	—	152.0	675.7	111.9	10.7	—	553.1
SG&A expenses	$1,898.6	$5.1	$12.2	$854.8	$1,026.5	$4,873.9	$112.5	$17.2	$854.8	$3,889.4

Operating income (loss)
Coach	447.7	—	(0.8)	—	448.5	1,875.3	—	(0.8)	—	1,876.1
Kate Spade	(864.2)	—	(2.9)	(854.8)	(6.5)	(769.2)	—	(5.7)	(854.8)	91.3
Stuart Weitzman	(1.4)	—	—	—	(1.4)	(15.4)	(0.6)	—	—	(14.8)
Corporate	(165.6)	(5.1)	(8.5)	—	(152.0)	(675.7)	(111.9)	(10.7)	—	(553.1)
Operating income (loss)	$(583.5)	$(5.1)	$(12.2)	$(854.8)	$288.6	$415.0	$(112.5)	$(17.2)	$(854.8)	$1,399.5

Loss on extinguishment of debt	—	—	—	—	—	120.1	119.4	—	—	0.7
Interest expense, net	14.8	—	—	—	14.8	85.4	60.2	—	—	25.2

Provision for income taxes	(76.9)	(0.8)	(1.9)	(129.7)	55.5	32.9	(80.1)	(3.3)	(129.7)	246.0
Net income (loss)	$(517.1)	$(4.3)	$(10.3)	$(725.1)	$222.6	$183.2	$(212.0)	$(13.9)	$(725.1)	$1,134.2
Shares used in computing net income (loss) per diluted common share[1]	207.8				214.6	222.5				222.5
Net income (loss) per diluted common share	$(2.49)				$1.04	$0.82				$5.10

(*) Relates to costs incurred by the Company in connection with the previously terminated Capri Acquisition and the divestiture of the Stuart Weitzman Business.
(**) Relates to organizational efficiency costs, primarily related to severance costs and technology costs.
(***) Relates to impairment costs for the Kate Spade indefinite-lived brand intangible assets and goodwill.
1  Due to the GAAP Net loss in the quarter, there is no dilution impact on the GAAP Shares used in computing net income (loss) per diluted common share, as this would result in anti-dilutive impact. The dilution impact excluded in the computation of Net income (loss) per diluted common share in the quarter is approximately 6.8 million shares.

Schedule 5:  Condensed Consolidated Balance Sheets

TAPESTRY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
At June 27, 2026 and June 28, 2025
(in millions)
	(unaudited) June 27, 2026	(audited) June 28, 2025
ASSETS
Cash, cash equivalents and short-term investments	$1,152.0	$1,119.6
Receivables	237.1	239.3
Inventories	826.2	860.7
Other current assets	667.0	509.6
Assets held for sale	—	176.4
Total current assets	2,882.3	2,905.6
Property and equipment, net	502.1	489.5
Operating lease right-of-use assets	1,417.2	1,331.0
Other assets	1,890.1	1,854.4
Total assets	$6,691.7	$6,580.5
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$582.3	$456.1
Accrued liabilities	754.9	736.9
Current portion of operating lease liabilities	307.8	299.0
Current debt	—	16.7
Liabilities held for sale	—	48.2
Total current liabilities	1,645.0	1,556.9
Long-term debt	2,379.0	2,377.9
Long-term operating lease liabilities	1,266.2	1,205.6
Other liabilities	709.4	582.3
Stockholders’ equity	692.1	857.8
Total liabilities and stockholders’ equity	$6,691.7	$6,580.5

Schedule 6:  Condensed Consolidated Statement of Cash Flows
TAPESTRY, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
For the Fiscal Years Ended June 27, 2026 and June 28, 2025
(in millions)
	(unaudited) June 27, 2026	(audited) June 28, 2025
CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES
Net income (loss)	$1,527.7	$183.2
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	160.8	162.9
Impairment Charges	—	854.8
Loss on extinguishment of debt	—	120.1
Amortization of cloud computing arrangements	56.4	62.0
Other non-cash items	114.4	(127.1)
Changes in operating assets and liabilities	119.2	(39.3)
Net cash provided by (used in) operating activities	1,978.5	1,216.6

CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES
Purchases of property and equipment	(166.0)	(122.7)
Purchases of investments	(163.0)	(1,886.4)
Proceeds from sale of business, net of cash divested	109.1	—
Other items	1.6	2,923.1
Net cash provided by (used in) investing activities	(218.3)	914.0

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES
Payment of dividends	(326.1)	(299.3)
Repurchase of common stock	(1,554.6)	(1,718.7)
Share repurchase not yet settled	—	(300.0)
Proceeds from issuance of debt, net of discount	—	2,248.1
Payment of debt extinguishment costs	—	(63.5)
Repayment of debt	—	(7,163.3)
Other items	19.8	121.5
Net cash provided by (used in) financing activities	(1,860.9)	(7,175.2)
Effect of exchange rate on cash and cash equivalents	(24.6)	26.3

Net increase (decrease) in cash and cash equivalents, including cash classified within assets held for sale	(125.3)	(5,018.3)
Less: net increase (decrease) in cash classified within current assets held for sale	—	(23.7)
Net increase (decrease) in cash and cash equivalents	(125.3)	(5,042.0)

Cash and cash equivalents at beginning of period	$1,100.0	$6,142.0
Cash and cash equivalents at end of period	$974.7	$1,100.0

Schedule 7:  Adjusted Free Cash Flow GAAP to Non-GAAP Reconciliation

TAPESTRY, INC.
ADJUSTED FREE CASH FLOW
GAAP TO NON-GAAP RECONCILIATION
For the Quarter and Year Ended June 27, 2026 and June 28, 2025
(in millions)
(unaudited)
	Quarter Ended		Year Ended
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025
Net cash provided by (used in) operating activities (GAAP)	$522.2	$446.8	$1,978.5	$1,216.6
Purchases of property and equipment	(53.2)	(35.3)	(166.0)	(122.7)
Items affecting comparability - Acquisition and Divestiture Costs	—	3.3	12.8	154.6
Items affecting comparability - Organizational Efficiency Costs	4.4	9.7	17.3	14.0
Items affecting comparability - IEEPA Tariff Refund	(98.3)	—	(98.3)	—
Items affecting comparability - Distribution Network Optimization Costs	8.4	—	8.4	—
Changes in operating assets and liabilities of items affecting comparability:
Accrued liabilities	(5.6)	1.0	(3.7)	98.6
Other assets	114.7	—	114.7	(11.9)
Accounts payable	—	(1.1)	—	5.3
Adjusted Free Cash Flow (Non-GAAP)	$492.6	$424.4	$1,863.7	$1,354.5

Adjusted Free Cash Flow is calculated as Net cash provided by (used in) operating activities less Purchases of property and equipment, adjusted for the cash impacts of Items affecting comparability included in operating cash flows related to Acquisition and Divestiture Costs, Organizational Efficiency Costs, IEEPA Tariff Refund, and Distribution Network Optimization Costs, and Changes in operating assets and liabilities of items affecting comparability.

Schedule 8: Adjusted EBITDA and Leverage Ratio GAAP to Non-GAAP Reconciliation

TAPESTRY, INC.
ADJUSTED EBITDA for the Trailing Twelve Months (“TTM”) ended on June 27, 2026, and LEVERAGE RATIO as of June 27, 2026
GAAP TO NON-GAAP RECONCILIATION
(in millions)
(unaudited)
	Quarter Ended				TTM
	September 27, 2025	December 27, 2025	March 28, 2026	June 27, 2026	June 27, 2026
Net Income (Loss) - (GAAP)	$274.8	$561.3	$343.8	$347.8	$1,527.7
Adjusted for:
Interest expense, net	12.8	17.4	13.1	11.9	55.2
Provision for income taxes	43.9	135.8	72.2	81.0	332.9
Depreciation and amortization	37.2	39.0	39.4	45.2	160.8
Cloud computing amortization	14.4	14.1	14.5	13.4	56.4
Share-based compensation expense	22.4	29.0	27.6	25.5	104.5
Items affecting comparability - Acquisition and Divestiture Costs	14.7	(0.8)	(3.0)	—	10.9
Items affecting comparability - Organizational Efficiency Costs	11.0	4.2	5.6	8.2	29.0
Items affecting comparability - IEEPA Tariff Refund	—	—	—	(98.3)	(98.3)
Items affecting comparability - Distribution Network Optimization Costs	—	—	—	9.8	9.8
Adjusted EBITDA (NON-GAAP) (*)	$431.2	$800.0	$513.2	$444.5	$2,188.9

Total Debt (**) as of June 27, 2026					$2,379.0
Leverage Ratio (***) as of June 27, 2026					1.1

(*) Adjusted EBITDA is calculated as Net Income (Loss), excluding Interest expense, net; Provision for income taxes; Depreciation and amortization; Cloud computing amortization; Share-based compensation; Items affecting comparability including Acquisition and Divestiture Costs, Organizational Efficiency Costs, IEEPA Tariff Refund and Distribution Network Optimization Costs.
(**) Total Debt Includes Current debt and Long-term debt as of June 27, 2026
(***) Leverage Ratio is calculated as Total Debt as of June 27, 2026 divided by Adjusted EBITDA for the trailing twelve months ended June 27, 2026

Schedule 9: Store Count by Brand

TAPESTRY, INC.
STORE COUNT
At March 28, 2026 and June 27, 2026
(unaudited)
	As of			As of
Directly-Operated Store Count:	March 28, 2026	Openings	(Closures)	June 27, 2026
Coach
North America	330	7	(1)	336
International	625	16	(4)	637
Total Coach	955	23	(5)	973

Kate Spade
North America	180	—	(2)	178
International	155	1	(8)	148
Total Kate Spade	335	1	(10)	326

TAPESTRY, INC.
STORE COUNT
At June 28, 2025 and June 27, 2026
(unaudited)
	As of			As of
Directly-Operated Store Count:	June 28, 2025	Openings	(Closures)	June 27, 2026
Coach
North America	324	19	(7)	336
International	607	47	(17)	637
Total Coach	931	66	(24)	973

Kate Spade
North America	189	—	(11)	178
International	171	6	(29)	148
Total Kate Spade	360	6	(40)	326

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